Exhibit 10.2

Subscription for shares in the capital of Rezolve AI Limited

The Directors

Rezolve AI Limited (the "Company")

5 New Street Square

London

United Kingdom

EC4A 3TW

For the attention of [________]

March 25, 2025

Dear Sirs

Letter relating to the subscription for fully paid up new Ordinary Shares of the Company in relation to the settlement of the Obligations (this "Subscription Letter")

1.
Western Alliance Bank, an Arizona corporation (“WAB”), applies for the issue and allotment of the Subscription Shares, which are to be issued and allotted on the Allotment Time, in consideration for full and final settlement of the Obligations (the "Subscription"). The Subscription is made on and subject to the terms of this Subscription Letter, and subject to the articles of association of the Company.
2.
In satisfaction of the application in paragraph 1, WAB authorises the Company at the Allotment Time to instruct Computershare, the Company's transfer agent, to: (i) issue and record the Subscription Shares as of the Allotment Time as follows:

If available:

DTC Participant No.	DTC Participant Firm Names	Holder Account Name	DTC Participant Contact Name	DTC Participant Contact Telephone No. (for an individual, not generic helpline)	DTC Participant Contact Email Address (for an individual, not bucket address)
	BK of NYC/MSACAT	Western Alliance Bank

If the foregoing deposit/withdrawal at custodian (or DWAC) is not available, then in the name of GTU Ops Inc.; and (ii) further issue depository receipts to WAB as confirmation of WAB’s beneficial interest in the Subscription Shares and mail to WAB as follows:

Name of Person/Entity	Address	EIN/SSN#
Western Alliance Bank	One East Washington St., Suite 1400 Phoenix, AZ 85004

Noting that WAB (or its designee) will hold the beneficial interest in the Subscription Shares, WAB authorises the Company to enter GTU Ops Inc.'s name in the Company's register of members as the holder of legal title of the Subscription Shares.

3.
In consideration for the allotment of the Subscription Shares in accordance with the provisions of this Subscription Letter, WAB will irrevocably and unconditionally release and discharge the Company from the Obligations owed by the Company to WAB under the terms of the Loan Documents by operation of the Novation Agreement, pursuant to and in accordance with the terms of that certain Forbearance, Payout, Release and Undertaking, dated the date hereof, between the Company, the Original Borrowers; GroupBy International Ltd. and WAB (the “Payoff Agreement”).
4.
(a) Subject to the terms and conditions of this Subscription Letter, the Company shall (i) as soon as practicable, but in no case later than April 15, 2025, prepare and file with the Commission an initial Registration Statement covering the resale by WAB of the Subscription Shares in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Subscription Shares by WAB under Rule 415 at then prevailing market prices (and not fixed prices). The Registration Statement shall contain “Selling Shareholders” and “Plan of Distribution” sections (or similar captioned sections). The Company shall use its commercially reasonable best efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am on the Business Day following the date of effectiveness, the Company shall file with the Commission in accordance with Rule 424 under the 1933 Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement. Prior to the filing of the Registration Statement with the Commission, the Company shall furnish a draft of the Registration Statement to WAB for its review and comment. WAB shall furnish comments on the Registration Statement to the Company within two (2) Business Days of the receipt thereof from the Company.

(b) If at any time all Subscription Shares are not covered by a Registration Statement filed pursuant to paragraph 4(a) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Subscription Shares not covered by such initial Registration Statement, in each case as soon as practicable (taking into account any position of the staff of the Commission with respect to the date on which the staff of the Commission will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission). The Company shall use its commercially reasonable efforts to cause each such new Registration Statement to become effective as soon as reasonably practicable following the filling thereof with the Commission.

(c) During the Registration Period, the Company shall (i) promptly prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with a Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, (ii) prepare and file with the Commission additional Registration Statements in order to register for resale under the Securities Act all of the Subscription Shares; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Subscription Letter), and as so supplemented or amended to be filed pursuant to Rule 424; (iv) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and, as promptly as reasonably possible to the extent it will not cause disclosure of material non-public information regarding the Company or cause the loss of confidential treatment by the Company (unless WAB has executed a confidentiality agreement reasonably acceptable to the Company), provide WAB with true and complete copies of all correspondence from and to the Commission relating to a Registration Statement; and (v) comply with the provisions of the Securities Act with respect to the disposition of all Subscription Shares of the Company covered by such Registration Statement until such time as all of such Subscription Shares shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Subscription Letter (including pursuant to this paragraph) by reason of the Company’s filing a report on Form 20-F or Form 6-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable and permitted, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(d) Notwithstanding anything contained herein, in the event that the Commission requires the Company to reduce the number of Subscription Shares to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall reduce the number of Subscription Shares to be included in such Registration Statement (after consultation with WAB as to the specific Subscription Shares to be removed therefrom) to the maximum number of securities as is permitted to be registered by the Commission. In the event of any reduction in Subscription Shares pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more new Registration Statements with the Commission in accordance with this paragraph 4 until such time as all Subscription Shares have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by WAB.

(e) The Company shall use its reasonable best efforts to effect such Registration of Subscription Shares pursuant to this Subscription Letter to permit the sale of such Subscription Shares in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Subscription Shares covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(ii) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to WAB, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as WAB may request in order to facilitate the disposition of the Subscription Shares owned by WAB;

(iii) use its reasonable best efforts to (i) register or qualify the Subscription Shares covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as WAB may request, to the extent required by applicable law and (ii) take such action necessary to cause such Subscription Shares covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable WAB to consummate the disposition of such Subscription Shares in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(iv) cause all such Subscription Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(v) provide a transfer agent and registrar for all such Subscription Shares no later than the effective date of such Registration Statement;

(vi) advise WAB promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(vii) advise WAB promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective;

(viii) notify WAB at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as provided herein;

(ix) permit WAB and its Representatives to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by WAB or its Representatives in connection with the Registration; provided, however, that WAB shall inform its Representatives of the confidential nature of the process; and

(xii) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by WAB in connection with such Registration.

(f) The Company shall promptly notify WAB in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, WAB shall forthwith discontinue disposition of Subscription Shares until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof.

(g) As long as WAB shall own Subscription Shares, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish WAB with true and complete copies of all such filings (unless such filings are otherwise available on EDGAR). The Company further covenants that it shall take such further action as WAB may reasonably request, all to the extent required from time to time to enable WAB to sell Subscription Shares held by WAB without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (if then available) or Rule 144A, including providing any legal opinions (at the Company’s expense). Upon the request of WAB, the Company shall deliver to WAB a written certification of a duly authorized officer as to whether it has complied with such requirements.

(h) The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to WAB in this

Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

(i) The Company’s obligations set forth in this paragraph 4, including its obligations to file Registration Statements, obtain effectiveness of Registration Statements, and maintain the continuous effectiveness of any Registration Statement that has been declared effective shall begin on the date hereof and continue until the date on which WAB has sold all of the Subscription Shares (the “Registration Period”).

5.
(a) The Company agrees to indemnify and hold harmless WAB, its officers and directors and agents and each Person who controls WAB (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all expense, loss, judgment, claim, damage, liability or action (including attorneys’ fees) (“Loss”), to the extent such Loss is attributable to any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and the Company shall promptly reimburse WAB for any legal and any other expenses reasonably incurred by WAB in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action whether or not WAB is a party to any such claim or action and including reasonable legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise, except, in each case, insofar as the same are caused by or contained in any information furnished in writing to the Company by WAB or on behalf of WAB by its legal counsel expressly for use therein.

(b) WAB shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company and its directors, officers, employees, consultant, agents and professional advisers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by WAB or on behalf of WAB by its legal counsel expressly for use therein; provided that WAB’s liability shall be limited to the net proceeds received by WAB from the sale of Subscription Shares pursuant to the Registration Statement.

(c) Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Subscription Letter shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided under this paragraph 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of WAB under this paragraph 5(e) shall be limited to the amount of the net1 proceeds received by WAB in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraphs 5(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 5(e) were determined by pro rata

1 NTD: Customary to be limited to net proceeds, as evidenced by Rezolve precedents allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this paragraph 5(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this paragraph 5(e) from any Person who was not guilty of such fraudulent misrepresentation.

6.
WAB hereby agrees and undertakes with the Company that it shall not dispose or cause to be disposed of any Subscription Shares on any one Trading Day to the extent such sales, transfers or other dispositions are in aggregate on that Trading Day more than 5% of the average total reported volume of shares of the Company traded in the Trading Market for the five (5) Trading Days prior to such Trading Day; provided that such restriction shall not apply to any privately negotiated sale of Subscription Shares or any sales of Subscription Shares made in accordance with Rule 144, Rule 144A or any other exemptions from Registration. All dispositions, transfers or sales of the Subscription Shares must be effected from or through only one broker or dealer on any Trading Day.
7.
Within five (5) Trading Days after the earlier of: (i) the transfer or sale of any or all of the Subscription Shares to a person other than an Affiliate of WAB in which the aggregate proceeds received directly, or indirectly, by WAB or by a nominee of WAB as a result of such sale(s) and/or transfer(s) are in excess of USD$12,300,000; and (ii) the Long Stop Date (such earlier date, the “Trigger Date”), WAB undertakes to pay the Company in cash, in cleared funds, to such bank account as directed by the Company to WAB in writing, an amount equal to the Surplus. In the event that the Surplus is equal to zero or is a negative number, then this provision shall not apply.
8.
By signing and returning a copy of this Subscription Letter, the Company confirms, represents and warrants to WAB that:
a)
the Company and its directors have the requisite power under the articles of association of the Company to allot and issue the Subscription Shares in accordance with this Subscription Letter and complete all other arrangements in connection with the Subscription as contemplated by this Subscription Letter without further sanction or consent from any member of the Company or otherwise;
b)
this Subscription Letter constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
c)
the execution, delivery and performance of and compliance with this Subscription Letter by the Company will not violate or conflict with, or result in a default under, any terms of the Company’s organizational documents, any of its agreements or any applicable law, rule, regulation or order or require any consent or approval which has not been obtained;

d)
the issue and allotment of the Subscription Shares will be in accordance with the Financial Services and Markets Act 2000, the Companies Act 2006, the Securities Act and the Exchange Act, the rules and regulations of The Nasdaq National Market, LLC and any other applicable exchange and all other applicable laws and regulations;
e)
that the Subscription Shares will be validly issued and fully paid, and shall be issued without imposition of any “restricted securities” legends or contractual lock-up legends (except as otherwise specifically set forth in this Subscription Letter), such that the Subscription Shares are free and clear of all liens, encumbrances and other restrictions on the pledge, sale or other transfer of such Subscription Shares; and
f)
no stamp duty or stamp duty reserve tax is payable in connection with the issue of the Subscription Shares.
9.
By signing and returning a copy of this Subscription Letter, WAB confirms, represents and warrants to the Company that:
a)
this Subscription Letter constitutes the legal, valid and binding obligation of WAB, enforceable against WAB in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and
b)
the execution, delivery and performance of and compliance with this Subscription Letter by WAB will not violate or conflict with, or result in a default under, any terms of the WAB's organizational documents, any of its agreements or any applicable law, rule, regulation or order or require any consent or approval which has not been obtained.
10.
The Company agrees that the Subscription Shares which are the subject of the Subscription will rank pari passu in all respects with all other Ordinary Shares of the Company in issue at the time that the Subscription Shares are issued. In particular, they will rank in full for all dividends and other distributions thereafter declared, paid or made in respect of the ordinary share capital of the Company.
11.
In the event that the Allotment Time has not taken place by 23:59 (UK time) on August 15, 2025, this Subscription Letter shall terminate and cease to have any effect.
12.
For the purposes of this Subscription Letter:
a)
"Affiliates" means any person which is Controlled by, Controls or is under common Control with, such person.
b)
"Allotment Time" means immediately after the time at which all of the novations contemplated by the Novation Agreement having taken place (subject to paragraph 11 above).

c)
“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
d)
“Commission” means the Securities and Exchange Commission.
e)
"Control" means with respect to the relevant person: (i) the direct or indirect ownership or control of more than 50% (fifty per cent) of the (a) ownership interests, or (b) voting power at the general meeting or a similar body, of that person; (ii) the right or ability to (a) appoint or remove or (b) direct the appointment or removal of, such number of the members of the management board or a similar body of that person with the decisive voting power in such body; or (iii) possession, directly or indirectly, of the power to direct or cause the direction of the controlled body's management or policies, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlled by", "Controls" and "under common Control" shall be construed accordingly.
f)
“Effectiveness Deadline” means July 31, 2025, provided, however, in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to the Registration Statement shall be the second (2nd) Business Day following the date on which the Company is so notified if such date precedes the date required above.
g)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
h)
“Form F-1” shall mean a Registration Statement on Form F-1 or any comparable successor form or forms thereto.
i)
“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
j)
"Loan Documents" has the meaning given to such term in the Payoff Agreement.
k)
"Long Stop Date" means the date which is two hundred forty (240) days after the Allotment Time.
l)
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (and in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.
m)
"Novation Agreement" means that certain Novation Agreement entered into on or around the date of this Subscription Letter, by and among: (i) the

Original Borrowers; (ii) GroupBy International Ltd.; (iii) the Company; and (iv) WAB, pursuant to which all the benefits, obligations and liabilities of the Original Borrowers and GroupBy International Ltd. under the Loan Documents are to be novated to the Company and the Company agrees to assume the relevant benefits, obligations and liabilities of the Borrowers and GroupBy International Ltd under the Loan Documents on such terms and conditions as are set forth in the Novation Agreement.
n)
"Obligations" has the meaning given to such terms in the Payoff Agreement.
o)
Ordinary Shares" means the ordinary shares, par value £0.0001 per share, of the Company.

p)
"Original Borrowers" means GroupBy Inc., an Ontario corporation, and GroupBy USA Inc., a Delaware corporation.
q)
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.
r)
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
s)
“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
t)
“Registration Statement” shall mean any registration statement that covers the Subscription Shares pursuant to the provisions of this Subscription Letter, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
u)
“Representatives” means WAB’s and its Affiliates or its or their respective directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors).
v)
“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time.
w)
“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time.
x)
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

y)
"Subscription Shares" means x new Ordinary Shares of the Company to be issued fully paid, where x is equal to USD$12,300,000 divided by the price of the Ordinary Shares of the Company on the Nasdaq Global Market at 9:30 a.m. (New York time) on the date on which the Allotment Time occurs, as reported by Bloomberg L.P.
z)
"Surplus" is equal to x minus USD$12,300,000, where x is equal to: (i) the aggregate proceeds received directly, or indirectly, as a result of the sale(s) and/or transfer(s) of the Subscription Shares transferred or sold to a person who is not an Affiliate of WAB; plus (ii) (A) the 20-day VWAP price of the Ordinary Shares of the Company on the Nasdaq Global Market at 9:30 a.m. (New York time), as reported by Bloomberg L.P., for the period ending on the Trigger Date, multiplied by (B) the number of Subscription Shares which have not been transferred or sold to a person who is not an Affiliate of WAB as of the date of the Trigger Date.

aa)
"Trading Day" means a day on which the principal Trading Market is open for trading.
bb)
"Trading Market" means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).2
cc)
"VWAP" means the dollar volume-weighted average price of the ordinary shares of £0.0001 each in the capital of the Company on the Nasdaq Global Market during the period beginning at 9:30 a.m. (New York time) and ending at 4:00 p.m. (New York time) as reported by Bloomberg L.P. through its “VAP” function (set to 09:30 start time and 16:00 end time). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.
13.
Variation and waiver
a)
No variation of this Subscription Letter shall be effective unless it is in writing, signed by the parties (or their authorised representatives) and expressly states that it is amending this Subscription Letter.
b)
A waiver of any right or remedy is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.
c)
A delay or failure to exercise, or the single or partial exercise of, any right or remedy does not waive that or any other right or remedy, nor does it prevent or restrict the further exercise of that or any other right or remedy.
14.
If any provision or part-provision of this Subscription Letter is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Subscription Letter.

2 NTD: Is it listed, or expected to be listed, on anything other than the Nasdaq Global Market?

15.
This Subscription Letter may be executed in any number of counterparts, each of which constitutes a duplicate original, but all the counterparts together constitute the one agreement.
16.
Transmission of an executed counterpart of this Subscription Letter (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as the transmission of a "wet ink" counterpart of this Subscription Letter. If this method of transmission is adopted, without prejudice to the validity of the agreement thus made, each party shall on request provide the other with the "wet ink" hard copy original of their counterpart.
17.
No counterpart shall be effective until each party has provided to the other at least one executed counterpart.
18.
Except as expressly provided herein, the rights and remedies provided under this Subscription Letter are in addition to, and not exclusive of, any rights or remedies provided by law.
19.
This Subscription Letter and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, English law and the party to this deed hereby submits to the exclusive jurisdiction of the English courts.

Please acknowledge receipt and acceptance of the terms of this Subscription Letter by signing where indicated on the enclosed copy of this Subscription Letter and returning it to WAB.

EXECUTED and delivered as deed on the day and in the year first written above.

EXECUTED as a deed )

by WESTERN ALLIANCE BANK ) /s/ Josh Roberts

in the presence of a witness: )

Witness signature: /s/ Susan Roberts

Witness name: Susan Roberts

Witness address: ……………………………………………

……………………………………………

Witness occupation: Homemaker

The undersigned acknowledges receipt and agrees to the terms of this Subscription Letter.

EXECUTED as a deed )

by REZOLVE AI LIMITED )

in the presence of a witness: ) /s/ Daniel Wagner

Witness signature: /s/ Elizabeth O'Neil

Witness name: Elizabeth O'Neil

Witness address: ……………………………………………

……………………………………………

Witness occupation: EA